Item 77C

BT INSTITUTIONAL FUNDS

Registrant incorporates by reference Registrant's Proxy Statement dated June 2002 filed on June 14, 2002 (Accession No. 0000950130-02-004382) for Treasury
and Agency Fund and on June 13, 2002 (Accession No. 0000950130-02-004340) for Cash Management Fund Institutional, Treasury Money Fund Institutional, Liquid Assets Fund Institutional and Equity 500 Index Fund Premier.

Registrant incorporates by reference Registrant's Annual Reports as of December 31, 2002 for Treasury and Agency Fund, Cash Management Fund Institutional, Treasury Money Fund Institutional, Liquid Assets Fund Institutional and Equity 500 Index Fund Premier which detail the matters proposed to shareholders and the shareholder votes cast.


Item 77C

BT INSTITUTIONAL DAILY ASSETS FUND

Registrant incorporates by reference Registrant's Proxy Statement dated June 2002 filed on June 14, 2002 (Accession No. 0000950130-02-004390).

Registrant incorporates by reference Registrant's Semi-Annual report as of December 31, 2002 which details the matters proposed to shareholders and the shareholder votes cast.